                                                                      EXHIBIT 16



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street,  N.W.
Washington, D.C. 20549


April 29, 2002



Dear Sir/Madam:

We have read all paragraphs of Item 4 included in the Form 8-K/A dated April 29, 2002 of MBT Financial Corp. to be filed with the Securities and Exchange Commission. We are in agreement with the statements contained in paragraphs 4(a) through 4(c).

Very truly yours,


/s/ Arthur Andersen LLP
-----------------------



copy to:
Gene Greutman, Senior Vice President, Finance
         MBT Financial Corp.